Exhibit 4.1

FOURTEENTH SUPPLEMENTAL INDENTURE

FROM

WISCONSIN PUBLIC SERVICE CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION
(SUCCESSOR TO FIRSTAR BANK, MILWAUKEE, N.A., NATIONAL ASSOCIATION)

TRUSTEE

Dated as of November 18, 2021

SUPPLEMENTAL TO INDENTURE
Dated as of December 1, 1998

Senior Debt Securities

This FOURTEENTH SUPPLEMENTAL INDENTURE is made as of the 18th day of November, 2021, by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (successor to Firstar Bank Milwaukee, N.A., National Association), a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WITNESSETH: that

The Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of December 1, 1998; and

Section 3.01 of the Indenture provides that Securities may be issued from time to time in series pursuant to a supplemental indenture specifying the terms of each series of Securities; and

The Company desires to establish a series of Securities to be designated Senior Notes, 2.85% Series Due December 1, 2051 (the “Securities of the Series Due 2051”); and

Section 10.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form or terms of Securities of any series and adding to the covenants of the Company; and

The execution and delivery of this Fourteenth Supplemental Indenture (herein, this “Supplemental Indenture”) has been duly authorized by a Board Resolution;

NOW, THEREFORE, this Supplemental Indenture

WITNESSETH, that, in order to set forth the terms and conditions upon which Securities of the Series Due 2051 are, and are to be, authenticated, issued and delivered, and in consideration of the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of such Securities as follows:

Article I
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1

This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2

For all purposes of this Supplemental Indenture:

(a)            Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

(b)            All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)            The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder,” and “herewith” refer to this Supplemental Indenture.

Article II
THE SECURITIES

There is hereby established a series of Securities pursuant to Section 3.01 of the Indenture as follows:

(a)            The title of the Securities of the series hereby established is “Senior Notes, 2.85% Series Due December 1, 2051.”

(b)            The aggregate principal amount of the Securities of the Series Due 2051 which may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of such series pursuant to Sections 2.05, 3.04, 3.05, 3.06, 10.06 or 12.07) shall initially be limited to Four Hundred Fifty Million Dollars ($450,000,000), subject to the right of the Company to reopen the Securities of the Series Due 2051 for the issuance of additional Securities of the Series Due 2051 on the terms and subject to the conditions specified below.

(c)            The Company shall have the right to reopen the Securities of the Series Due 2051 for the issuance of additional Securities of such series (“Additional Securities of the Series Due 2051”). The issuance of any Additional Securities of the Series Due 2051 shall constitute a further issuance of, and will be consolidated with, the Securities of the Series Due 2051, so as to form a single series. The Additional Securities of the Series Due 2051 shall have the same terms hereinafter recited, except for the issue date, the public offering price and, if applicable, the initial interest payment date. Where appropriate, references to the Securities of the Series Due 2051 in this Supplemental Indenture shall be deemed to include the Additional Securities of the Series Due 2051.

(d)            The Securities of the Series Due 2051 are to be issued in permanent global form without coupons. The beneficial owners of interests in such permanent Global Security or Securities may not exchange such interests for Securities of such series other than in the manner provided in Section 2.05 of the Indenture. The Depositary for the Securities of the Series Due 2051 shall be The Depository Trust Company.

(e)            The Stated Maturity of the Securities of the Series Due 2051 is December 1, 2051.

(f)            The Securities of the Series Due 2051 shall bear interest at the rate of 2.85% per annum, and such interest shall accrue from November 18, 2021 (or from the most recent Interest Payment Date to which interest on the Securities of the Series Due 2051 has been paid or provided for). The Interest Payment Dates for the Securities of the Series Due 2051 shall be June 1 and December 1 in each year commencing June 1, 2022, or if not a Business Day, the next succeeding Business Day (and without any interest or other payment in respect of any such delay) and the Regular Record Date for the interest payable on any Interest Payment Date shall be the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding such Interest Payment Date. Interest shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

(g)            Principal of and interest on the Securities of the Series Due 2051 shall be payable in U.S. Dollars at the Corporate Trust Office of the Trustee in St. Paul, Minnesota.

(h)            At any time prior to June 1, 2051 (the “Early Call Date”), the Securities of the Series Due 2051 will be redeemable in whole or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of the Series Due 2051 being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of the Series Due 2051 being redeemed that would be due if such Securities of the Series Due 2051 matured on the Early Call Date but for the redemption (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as hereinafter defined, plus 15 basis points, plus in each case accrued and unpaid interest to, but not including, the Redemption Date. At any time on or after the Early Call Date, the Company may redeem the Securities of the Series Due 2051, in whole or in part from time to time, at 100% of the principal amount of the Securities of the Series Due 2051 being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date.

Such Redemption Date shall be set forth in an Officer’s Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

For purposes of this paragraph (h):

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date; provided that, if the Independent Investment Banker shall determine that there is no such Comparable Treasury Issue, such rate per year shall be equal to the estimated semiannual equivalent yield to maturity that a United States Treasury security having a maturity comparable to the remaining term of the Securities of the Series Due 2051 to be redeemed (assuming, for this purpose, that the Securities of the Series Due 2051 mature on the Early Call Date) would bear, if such security were available, such estimate to be made by the Reference Treasury Dealers on the basis of interpolation, extrapolation and other accepted financial practices, taking into account (a) the yields to maturity of United States Treasury securities of other maturities, (b) yields to maturity of other U.S. dollar denominated debt securities having a maturity comparable to the remaining term of the Securities of the Series Due 2051 to be redeemed (assuming, for this purpose, that the Securities of the Series Due 2051 mature on the Early Call Date) and (c) applicable interest rate spreads between United States Treasury securities and such other debt securities, all as of 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities of the Series Due 2051 being redeemed (assuming, for this purpose, that the Securities of the Series Due 2051 mature on the Early Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities of the Series Due 2051.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of BofA Securities, Inc., BMO Capital Markets Corp., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC and their respective successors and two primary U.S. government securities dealers (each a “Primary Treasury Dealer”) selected by the Company. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, the Company will select another Primary Treasury Dealer which will be substituted for that dealer.

(i)            The Securities of the Series Due 2051 shall not be subject to any sinking fund and shall not be redeemable at the option of the Holders thereof.

(j)            The Securities of the Series Due 2051 shall initially be issued in whole in the form of one or more Global Securities. If individual securities of the Series Due 2051 are issued under the conditions specified in Section 2.05 of the Indenture, individual certificates will be issued in denominations of $1,000 or any integral multiple thereof.

Such Securities of the Series Due 2051 and Additional Securities of the Series Due 2051, if any, shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 3.01 of the Indenture and the form of Securities for the Securities of the Series Due 2051 and Additional Securities of the Series Due 2051, if any, substantially in the form of Security attached hereto as Appendix I, which is incorporated herein by reference.

Article III
MISCELLANEOUS

SECTION 3.1

The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 3.2

This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 3.3

(a)            If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Sections 310 to 317, inclusive, of said act, such required provision shall control.

(b)            In case any one or more of the provisions contained in this Supplemental Indenture or in the Securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.4

Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.5

(a)            This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)            The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this Supplemental Indenture to be executed by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and U.S. BANK NATIONAL ASSOCIATION, as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of November 18, 2021.

WISCONSIN PUBLIC SERVICE CORPORATION

[SEAL]

	By:	/s/ Anthony Reese
Anthony Reese
Vice President and Treasurer

ATTEST:

By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey
Executive Vice President, General Counsel
and Corporate Secretary

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Steven F. Posto
Steven F. Posto
Vice President

[ Signature Page to Closing Document No. 4(f) - Fourteenth Supplemental Indenture ]

APPENDIX I

$___________

CUSIP: No. 976843 BN1

THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.*

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

* To be included so long as Security is a Global Security.

WISCONSIN PUBLIC SERVICE CORPORATION
Senior Note, 2.85% Series Due December 1, 2051

WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under the laws of Wisconsin (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ____________________ on December 1, 2051 and to pay interest thereon from November 18, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 2022, or if not a Business Day, the next succeeding Business Day (and without any interest or other payment in respect of any such delay) at the rate of 2.85% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 2.85% per annum on any overdue principal and premium and on any overdue installment of interest. Interest shall be computed on the basis of a 360 day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose, in St. Paul, Minnesota, in Dollars, provided, however, that at the option of the Company payment of interest may be made by wire transfer of immediately available funds into the account specified by the Depositary so long as this note is in the form of Global Security and otherwise by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

WISCONSIN PUBLIC SERVICE CORPORATION

By

Attest:

[SEAL]

Form of Trustee’s Certificate of Authentication.

Dated: November 18, 2021

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By

Authorized Signatory

Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1998 (herein called the “Indenture”), between the Company and a predecessor of U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to Four Hundred Fifty Million Dollars ($450,000,000), subject to the right of the Company to reopen the Securities of this series for the issuance of additional Securities of this series on the terms and subject to the conditions specified in the Fourteenth Supplemental Indenture to the Indenture.

At any time prior to June 1, 2051 (the “Early Call Date”), the Securities will be redeemable in whole or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed that would be due if such Securities matured on the Early Call Date but for the redemption (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fourteenth Supplemental Indenture to the Indenture) plus 15 basis points, plus in each case accrued and unpaid interest to, but not including, the Redemption Date. At any time on or after the Early Call Date, the Company may redeem the Securities, in whole or in part from time to time, at 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

This Security is subject to Defeasance as described in the Indenture.

The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures (“CUSIP”), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other signature guarantee program as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification

Number: